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                                                                    EXHIBIT 21.1


                         Subsidiaries of the Registrant


                                                   State  or Jurisdication
                                                     of Organization
         Subsidiary                                  or Incorporation
         ----------                                ---------------------
Lake Forest Bank and Trust Company                          Illinois
Lake Forest Bancorp, Inc.                                   Delaware
North Shore Community Bank and Trust Company                Illinois
Hinsdale Bank and Trust Company                             Illinois
Hinsdale Bancorp, Inc.                                      Illinois
Libertyville Bank and Trust Company                         Illinois
Libertyville Bancorp, Inc.                                  Illinois
Barrington Bank and Trust Company N.A.                      United States
Crabtree Capital Corporation                                Delaware
First Premium Services, Inc.                                Illinois